ARTICLES OF INCORPORATION

OF

NICHOLAS FAMILY OF FUNDS, INC.

    We, the undersigned natural persons of the age of eighteen years or more, both of whose address is 700 North Water Street, Suite 1010, Milwaukee, Wisconsin 53202, acting as Incorporators of a corporation under the General Laws of the State of Maryland authorizing the formation of corporations, adopt the following Articles of Incorporation for such corporation:

ARTICLE I

NAME

    The name of the corporation (which is hereinafter called the "Corporation") is Nicholas Family of Funds, Inc.

ARTICLE II

TERM

    The duration of the Corporation shall be perpetual.

ARTICLE III

POWERS AND PURPOSES

    The nature of the business and the objects and purposes to be transacted, promoted and carried on by the Corporation are as follows:

        1. To engage in the business of an open-end management investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act");

        2. To hold, invest and reinvest its funds, and in connection therewith to hold part or all of its funds in cash, and to purchase, subscribe for or otherwise acquire, hold for investment or otherwise, to trade and deal in, write, sell, assign, negotiate, transfer, exchange, lend, pledge or otherwise dispose of or turn to account or realize upon, securities (which term "securities" shall, for the purposes of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any bonds, debentures, stocks, shares, bills, notes, mortgages, financial futures contracts or other obligations or evidences of indebtedness, and any options, certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or indices thereof, or evidencing or representing any other rights or interests therein, or in any property or assets; and any negotiable or non-negotiable instruments and money market instruments, including bank certificates of deposit, finance paper, commercial paper, bankers’ acceptances and all kinds of repurchase or reverse repurchase agreements) created or issued by any United States or foreign issuer (which term "issuer" shall, for the purpose of these Articles of Incorporation, without limiting the generality thereof, be deemed to include any persons, firms, associations, partnerships, corporations, syndicates, combinations, organizations, governments or subdivisions, agencies or instrumentalities of any government); and to exercise, as owner or holder of any securities, all rights, powers and privileges in respect thereof; and to do any and all acts and things for the preservation, protection, improvement and enhancement in value of any and all such securities;

        3. To conduct research and investigations in respect of securities, organizations, general businesses and business and financial conditions in the United States of America and elsewhere, to secure information and advice pertaining to the investment and employment of the assets and funds of the Corporation and to pay compensation to others for the furnishing of any or all of the foregoing;

        4. Subject to any restrictions contained in the Investment Company Act, in applicable state securities or "blue sky" laws, or in any rules or regulations issued pursuant to any of the foregoing, to exercise in respect of all securities, property and assets owned by it, all rights, powers and privileges which could be exercised by any natural person owning the same securities, property or assets;

        5. To acquire all or any part of the goodwill, property and business of any firm, person, association or corporation heretofore or hereafter engaged in any business similar to any business which it has power to conduct, and to hold, utilize, enjoy and in any manner dispose of the whole or any part of the rights, property and business so acquired and to assume in connection therewith any liabilities of any such person, firm, association or corporation;

        6. To borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Corporation, and to endorse, guarantee or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation;

        7. Without the vote or consent of the shareholders of the Corporation, to purchase, acquire, hold, dispose of, transfer and reissue or cancel shares of its own capital stock, including shares of stock of the Corporation in fractional denominations, in any manner or to any extent now or hereafter permitted by the laws of Maryland, the Investment Company Act and these Articles of Incorporation; and

        8. To carry out all or any part of the aforesaid objects and purposes and to conduct its business in all or any of its branches in any or all states, territories, districts and possessions of the United States of America and in foreign countries; and to maintain offices and agencies in any and all states, territories, districts and possessions of the United States of America and in foreign countries.

    The foregoing objects and purposes shall, except when otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any clause of this or any other Section of these Articles of Incorporation, or of any amendment thereto, and shall each be regarded as independent and construed as powers as well as objects and purposes.

    The Corporation shall be authorized to exercise and enjoy all of the powers, rights and privileges granted to or conferred upon corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force and the enumeration of the foregoing powers shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

ARTICLE IV

CAPITALIZATION

    SECTION 1. (a) The aggregate number of shares of capital stock of all series and classes which the Corporation shall have the authority to issue is five billion (5,000,000,000) shares of common stock, having a par value of One-Tenth of One Cent ($0.001) per share for all authorized shares, amounting to an aggregate par value of $5,000,000.

    (b) In the exercise of the powers granted to the Board of Directors pursuant to Section 1(d) of this Article IV, the Board of Directors designates one series of shares of common stock of the Corporation as follows:

                                                        SERIES NAME                                                            ALLOCATED SHARES

                                                        Nicholas Focus Fund                                                   One hundred million shares (100,000,000)

The balance of the four billion nine hundred million (4,900,000,000) shares may be issued by the Board of Directors in the above-noted series, or in any new series or class each comprising such number of shares and having such designations, limitations and restrictions thereof as shall be fixed and determined from time to time by resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors.

    (c) Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end investment company under the Investment Company Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the total number of shares of capital stock or the number of shares of capital stock of any series or class that the Corporation has authority to issue.

    (d) The Board of Directors of the Corporation shall have the power and authority, without the approval of the holders of any outstanding shares, to classify or reclassify any unissued shares of capital stock (whether or not such shares have been previously classified or reclassified) from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption of such shares of stock.

    (e) Any series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series."

    SECTION 2. Without limiting the authority of the Board of Directors set forth herein to establish and designate any further Series, there is hereby established and designated one Series of common stock to be known as the Nicholas Focus Fund. The shares of said Series and any shares of any further Series that may from time to time be established and designated by the Board of Directors (unless provided otherwise by the Board of Directors with respect to such further Series at the time of establishing and designating such further Series) shall have the following relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption.

    (a) Assets Belonging to Series. All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits and proceeds, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to collectively as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits or proceeds which are not readily identifiable as belonging to any particular Series (collectively, "General Items"), such General Items shall be allocated by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Items so allocated to a particular Series shall belong to that Series. Each such allocation by the Board of Directors shall be conclusive and binding for all purposes.

    (b) Liabilities of Series. The assets belonging to each particular Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Corporation which are not readily identifiable as pertaining to any particular Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable. The liabilities, expenses, costs, charges and reserves allocated and so charged to a Series are herein referred to collectively as "liabilities of" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by or under the supervision of the Board of Directors shall be conclusive and binding for all purposes.

    (c) Income of Series. The Board of Directors shall have full discretion, to the extent not inconsistent with Maryland General Corporation Law and the Investment Company Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding. "Income belonging to" a Series includes all income, earnings and profits derived from assets belonging to that Series, less any expenses, costs, charges or reserves belonging to that Series, for the relevant time period.

    (d) Dividends and Distributions. Dividends and distributions on shares of a particular Series may be paid with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities of that Series. All dividends on shares of a particular Series shall be paid only out of the income belonging to that Series and all capital gains distributions on shares of a particular Series shall be paid only out of the capital gains belonging to that Series. All dividends and distributions on shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure, the Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the shareholder’s purchase order and/or payment have not been received by the time or times established by the Board of Directors under such program or procedure.

        The Board of Directors shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Directors, to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, or any amended version thereof or any successor or comparable Statute thereto, and regulations promulgated thereunder, and to avoid liability of the Corporation for Federal income tax in respect of that year. However, nothing in the foregoing paragraph shall limit the authority of the Board of Directors to make distributions greater than or less than the amount necessary to qualify as a regulated investment company and to avoid liability of the Corporation for such tax.

        Dividends and distributions may be paid in cash, property or additional shares of the same or another Series, or a combination thereof, as determined by the Board of Directors or pursuant to any program that the Board of Directors may have in effect at the time for the election by stockholders of the form in which dividends or distributions are to be paid. Any such dividend or distribution paid in shares shall be paid at the current net asset value per share thereof.

    (e) Voting. On each matter submitted to a vote of the shareholders, each holder of shares shall be entitled to one vote for each share standing in his name on the books of the Corporation, irrespective of the Series thereof, and all shares of all Series shall vote as a single class ("Single Class Voting"); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iii) below, the shares of such Series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (h) below, only the holders of shares of the one or more affected Series shall be entitled to vote.

    (f) Redemption by Shareholder. Each holder of shares of a particular Series shall have the right at such times as may be permitted by the Corporation to require the Corporation to redeem all or any part of his shares of that Series, at a redemption price per share equal to the net asset value per share of that Series next determined after the shares are properly tendered for redemption, less such redemption fee or sales charge, if any, as may be established from time to time by the Board of Directors in its sole discretion. Payment of the redemption price shall be in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by the Investment Company Act, make payment wholly or partly in securities or other assets belonging to the Series of which the shares being redeemed are a part, at the value of such securities or assets used in such determination of net asset value.

    Payment by the Corporation for shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within such period from surrender as may be required under the Investment Company Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Corporation may postpone payment of the redemption price and may suspend the right of the holders of shares of any Series to require the Corporation to redeem shares of that Series during any period or at any time when and to the extent permissible under the Investment Company Act.

    (g) Redemption by Corporation. The Board of Directors may cause the Corporation to redeem at their net asset value the shares of any Series held in an account having, because of redemptions or exchanges, a net asset value on the date of the notice of redemption less than the Minimum Amount, as defined below, in that Series specified by the Board of Directors from time to time in its sole discretion, provided that at least 30 days prior written notice of the proposed redemption has been given to the holder of any such account by first class mail, postage prepaid, at the address contained in the books and records of the Corporation and such holder has been given an opportunity to purchase the required value of additional shares.

(i) The term "Minimum Amount" when used herein shall be fixed by the Board of Directors from time to time. The Board of Directors may establish differing Minimum Amounts for each Series and Class of the Corporation’s stock and for holders of shares of each such Class and Series of stock based on such criteria as the Board of Directors may deem appropriate.

(ii) The Corporation shall be entitled but not required to redeem shares of stock from any shareholder or shareholders, as provided in this subsection, to the extent and at such times as the Board of Directors shall, in its absolute discretion determine to be necessary or advisable to prevent the Corporation from qualifying as a "personal holding company," within the meaning of the Internal Revenue Code of 1986, as amended from time to time.

    (h) Liquidation. In the event of the liquidation of a particular Series, the shareholders of the Series that is being liquidated shall be entitled to receive, as a class, when and as declared by the Board of Directors, the excess of the assets belonging to that Series over the liabilities belonging to that Series. The holders of shares of any particular Series shall not be entitled thereby to any distribution upon liquidation of any other Series. The assets so distributable to the shareholders of any particular Series shall be distributed among such shareholders in proportion to the number of shares of that series held by them and recorded on the books of the Corporation. The liquidation of any particular Series in which there are shares then outstanding may be authorized by vote of a majority of the Board of Directors then in office, subject to the approval of a majority of the outstanding voting securities of that Series, as defined in the Investment Company Act, and without the vote of the holders of shares of any other Series. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of Series for the shares of another Series.

    (i)    Net Asset Value Per Share. The net asset value per share of any Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the Investment Company Act.

    The Board of Directors may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series. Such procedures may provide that in the event of any loss, each shareholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series his pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount. Each shareholder of the Corporation shall be deemed to have agreed, by his investment in any Series with respect to which the Board of Directors shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

    (j)    Equality. All shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each share of any particular Series shall be equal to each other share of that Series. The Board of Directors may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.

    (k) Conversion or Exchange Rights. Subject to compliance with the requirements of the Investment Company Act, the Board of Directors shall have the authority to provide that holders of shares of any Series shall have the right to convert or exchange said shares into shares of one or more other Series of shares in accordance with such requirements and procedures as may be established by the Board of Directors, and as identified in the Corporation’s then effective registration statement under the Securities Act of 1933, as amended.

    SECTION 3. (a) The Board of Directors may, from time to time and without shareholder action, classify shares of a particular Series into one or more additional classes of that Series, the voting, dividend, liquidation and other rights of which shall differ from the classes of common stock of that Series to the extent provided in Articles Supplementary for such additional class, such Articles to be filed for record with the appropriate authorities of the State of Maryland.

    (b) Each class so created shall consist of the number of shares as designated by the Board of Directors. Any class of a Series of common stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes."

    (c) All Classes of a particular Series of common stock of the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of stock of that Series; provided, however, that notwithstanding anything in these Articles of Incorporation to the contrary:

(i) Any Class of shares may be subject to such sales loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees, or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act.

(ii) Expenses related solely to a particular Class of a Series (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated) shall be born by that Class and shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class.

(iii) As to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (ii) above), such requirement as to a separate vote by that Class shall apply in lieu of Single Class Voting, and if permitted by the Investment Company Act or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter which shall have the same effect on each such Class. As to any matter which does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Classes of that Series shall be entitled to vote.

    SECTION 4. The net asset value of each share of the Corporation shall be determined as of the close of trading on the New York Stock Exchange ("NYSE") each day that said Exchange is open for trading and any such net asset value shall be applicable to all transactions in the capital stock of the Corporation occurring at or before the close of business on that day and after the close of business on the last preceding day on which the NYSE was open for trading, subject to appropriate adjustment for dividends or distributions, or in accordance with any controlling provisions of the Investment Company Act, or any rule or regulation thereunder.

    SECTION 5. In accordance with the provisions of the Investment Company Act and the rules and regulations promulgated thereunder by the Securities and Exchange Commission, the Corporation may suspend the right of a holder of shares of capital stock of the Corporation to have his or her shares redeemed by the Corporation (1) for any period during which trading on the NYSE is restricted; (2) for any period during which an emergency exists as a result of which (a) disposal by the Corporation of securities owned by it is not reasonably practicable or (b) it is not reasonably practicable for the Corporation fairly to determine the value of its net assets; or (3) for such other periods as the Securities and Exchange Commission may by order permit for the protection of shareholders of the Corporation.

    SECTION 6. The Corporation may purchase in the open market or otherwise acquire from any owner or holder thereof any shares of its capital stock, in which case the consideration paid therefor (in cash or in securities in which the funds of the Corporation shall then be invested) shall not exceed the net asset value thereof determined or estimated in accordance with any method deemed proper by the Board of Directors and producing an amount approximately equal to the net asset value of said shares (determined in accordance with the provisions of this Article IV) at the time of the purchase or acquisition by the Corporation thereof.

    SECTION 7. The Corporation shall not be obligated to issue certificates representing shares of any Series or Class of capital stock. At the time of issue or transfer of shares without certificates, the Corporation shall provide the shareholder with such information as may be required under Maryland General Corporation Law.

    In respect of all powers, duties and authorities conferred by the preceding Sections, the Corporation may act by and through agents from time to time designated and appointed by the Board of Directors and the Board of Directors may delegate to any such agent any and all powers, duties and authorities conferred upon the Corporation or upon the Board of Directors by said Sections, provided such delegation does not violate the provisions of the Investment Company Act, or the provisions of the Maryland General Corporation Law.

ARTICLE V

INSPECTION OF BOOKS, ACCOUNTS AND DOCUMENTS BY SHAREHOLDERS

    The Board of Directors shall have full power to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of shareholders, except as otherwise provided by statute or by law; and, except as conferred by the laws of the State of Maryland, no shareholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

ARTICLE VI

PREEMPTIVE RIGHTS

    No shareholder of the Corporation of any Series or Class, whether now or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any share of any Class or Series of capital stock, or shares convertible into, exchangeable for or evidencing the right to purchase shares of capital stock of any Class or Series whatsoever, whether or not the capital stock in question be of the same Class or Series as may be held by such shareholder, and whether now or hereafter authorized and whether issued for cash, property, services or otherwise, other than such, if any, as the Board of Directors in its discretion may from time to time fix.

ARTICLE VII

PRINCIPAL OFFICE AND REGISTERED AGENT

    The address of the principal office of the Corporation is 700 North Water Street, Suite 1010, Milwaukee, Wisconsin 53202. The address of the principal office of the Corporation in Maryland is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the address of the resident agent is 32 South Street, Baltimore, Maryland 21202.

ARTICLE VIII

DIRECTORS

    SECTION 1. The number of initial directors is one, and the name of the initial director is:

David O. Nicholas

Thereafter, the number of directors shall be such number (but not less than three), as is fixed from time to time by the Corporation’s By-laws.

    SECTION 2. The name and address of each incorporator are:

Name	Address

David O. Nicholas	700 North Water Street
Suite 1010
Milwaukee, Wisconsin 53202

Jeffrey T. May	700 North Water Street
Suite 1010
Milwaukee, Wisconsin 53202

    SECTION 3. Except for the initial Board of Directors designated in Section 1 of this Article VIII and except as otherwise permitted by the Investment Company Act, no person shall serve as a Director, unless elected by the shareholders at an annual or a special meeting called for such purpose; except that vacancies occurring between such meetings may be filled by the Directors in accordance with the By-laws, and subject to such limitations as may be set forth by applicable laws and regulations.

    SECTION 4. The Board of Directors of the Corporation may make, alter or repeal from time to time any of the By-laws of the Corporation except any particular by-law that is specified as not subject to alteration or repeal by the Board of Directors.

ARTICLE IX

SHAREHOLDER VOTING AND QUORUM REQUIREMENTS

    SECTION 1. Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all shares of any Series or Classes of the Corporation’s capital stock entitled to be cast in order to take or authorize any action, pursuant to Section 2-104(b)(5) of the Maryland General Corporation Law, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon, subject to any applicable requirement of the Investment Company Act, as from time to time in effect, or rules or orders of the SEC or any successor thereto.

    SECTION 2. The presence in person or by proxy of the holders of one-third of the shares of capital stock of the Corporation entitled to vote shall constitute a quorum at any meeting of shareholders, except with respect to any matter which by law requires the approval of one or more Series or Classes of capital stock in which case the presence in person or by proxy of the holders of one-third of the shares of capital stock of each Series or Class entitled to vote on the matter shall constitute a quorum.

ARTICLE X

INDEMNIFICATION

    The Corporation shall indemnify and advance expenses to its current acting and its former officers and directors to the fullest extent that indemnification of officers and directors is permitted by the Maryland General Corporation Law. The Board of Directors may, through the By-laws, a resolution or by agreement, make further provisions for indemnification of directors, officers, employees and agents to the fullest extent permitted by the Maryland General Corporation Law. References to the Maryland General Corporation Law in this Article X are to the law as from time to time amended. No amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this Article X based on any event, omission or proceeding prior to such amendment.

ARTICLE XI

INVESTMENT ADVISORY AGREEMENTS, CUSTODIANS, TRANSFER AGENTS,

REGISTRANTS, AND DISBURSING AGENTS

    The Corporation reserves the right to enter into, from time to time, investment advisory agreements providing for the management and supervision of the investments of the Corporation, and the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other property. Such agreement shall contain such other terms, provisions and conditions as the Board of Directors of the Corporation may deem advisable.

    The Corporation may designate custodians, transfer agents, registrars and/or disbursing agents for the stock and assets of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such custodian, transfer agent, registrar and/or disbursing agent.

ARTICLE XII

AMENDMENTS

    The Corporation reserves the right, from time to time, to make any amendment of these Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights as expressly set forth in these Articles of Incorporation of any outstanding stock, and all rights herein conferred upon shareholders are granted subject to such reservation. The Board of Directors shall have the power to adopt, alter or repeal the By-laws of the Corporation, except to the extent the By-laws otherwise provide or as otherwise provided by applicable law.

ARTICLE XIII

SHAREHOLDER MEETINGS

    To the extent permitted by Maryland law, the Corporation shall not be required to hold an annual meeting of shareholders unless otherwise required by the Investment Company Act or the Maryland General Corporation Law.

            IN WITNESS WHEREOF, I have signed these Articles of Incorporation on this 10th day of October, 2001.

/s/ David O. Nicholas
David O. Nicholas, Incorporator

/s/ Jeffrey T. May
Jeffrey T. May, Incorporator

STATE OF WISCONSIN )
                                                            ) ss.
COUNTY OF MILWAUKEE )

            I hereby certify that on October 10, 2001, before me, a Notary Public of the State of Wisconsin in and for the County of Milwaukee, personally appeared DAVID O. NICHOLAS and JEFFREY T. MAY, and severally acknowledged the foregoing Articles of Incorporation to be their act.

            WITNESS my hand and notarial seal this ____ day of October, A.D., 2001.

Notary Public
Milwaukee County, Wisconsin.
My commission is permanent.